UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED October 2, 2014

Alpine 4 Automotive Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

15589 N. 77th Street, Suite B
Scottsdale, AZ 85260
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(505) 804 5474
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry into a Material Definitive Agreement.

Placement Agent Agreement

On October 2, 2014, Alpine 4 Automotive Technology Ltd. (the “Company”) entered into a placement agent agreement (the “Agreement”) with a licensed broker dealer (the “Placement Agent”).  The material terms of the Agreement are as follows:

Upon the closing of a debt financing, if any, as compensation for services provided by the Placement Agent, the Company agreed to pay the Placement Agent: (i) a cash fee equal to 8% of the gross proceeds invested in a debt financing; and (ii) shares of the Company's restricted common stock equal to 3% of the fully diluted shares then outstanding.  The Company also agreed to pay a non-refundable engagement fee of $50,000 to the Placement Agent.

The Placement Agent Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Placement Agent, on the other hand, have agreed to indemnify each other against certain liabilities.

RULE 135c NOTICE

We are providing this Current Report on Form 8-K in accordance with Rule 135c under the Act ("Rule 135c"), and the notice contained herein does not constitute an offer to sell the Company's securities, and is not a solicitation for an offer to purchase the Company's securities. Any securities that may be offered pursuant to the financing or any agreement related thereto including, but not limited to, any subscription agreement or any other agreement have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Automotive Technologies Ltd.

By: /s/ Richard Battaglini
Richard Battaglini
Chairman of the Board and President

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, Secretary
(Principal Executive Officer, Principal Financial Officer)

Date: January 29, 2015